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                                                                    EXHIBIT 10.8

                          MEMORANDUM OF UNDERSTANDING


     This Memorandum of Understanding between Electronic Data Systems Corporation ("EDS") and Unigraphics Solutions Inc. ("USI") is dated and effective as of January 1, 1998 (this "MOU"). The relationship between EDS and General Motors Corporation and its subsidiaries, joint ventures and other affiliates (collectively, "GM") includes the provision of Unigraphics software products and services. With the creation of USI as a subsidiary of EDS, USI and EDS want to facilitate a cooperative framework for EDS and USI each working with GM. The goal is for EDS and USI (the "Parties") each to provide excellent service to and grow its business relationship with GM, all in a cooperative and coordinated manner.

     This MOU sets forth the agreement between USI and EDS regarding the roles and responsibilities of each in serving the GM customer.

1. EDS - USI RELATIONSHIP. USI will conduct business with EDS in a manner substantially the same as with any other USI customer, subject to the terms of this MOU. USI and EDS will work together as quickly as possible to establish a process to be used in implementing an operating framework for themselves with regard to GM so that lines of communication are established. In all situations involving GM, the Executive in Charge (defined in numbered paragraph 4) for each Party will promptly notify, update and coordinate GM business opportunities with the Executive in Charge for the other Party. In order to facilitate coordination to the benefit of the GM customer, the Executives in Charge will provide one another weekly written updates as to any activity involving GM.

2.   USI SOFTWARE PRODUCTS.

     (a) As between EDS and USI, USI will own the software products provided by USI to GM (each, a "USI Product").

     (b) USI will manage all aspects of the USI Products, including but not limited to the provision of enhancements and added functionality to USI Products.

     (c) It is in the interest of the Parties that USI Products will be sold to GM as commercial, off-the-shelf application software. If GM requests provision of USI Products which are specially developed or which are not part of USI's standard commercial offerings, the Parties will work together to agree on the terms and prices for such unique USI Products. Unless otherwise agreed to between the Parties, such unique USI Products, enhancements, and/or derivative works will be owned by USI.

3. USI STEERING COMMITTEE. The USI Steering Committee will oversee the implementation of this MOU and the relationship between EDS and USI relative to the GM customer. The USI Steering Committee will be composed of two senior USI executives appointed by the president of USI and two senior EDS executives appointed by the president of EDS.
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4.   EXECUTIVES IN CHARGE.  Each Party will appoint an Executive in Charge with responsibility for managing its relationship with GM and with the other Party. The EDS and USI Executives in Charge will work cooperatively and will have authority to resolve issues between USI and EDS with respect to GM. Each Party may change its Executive in Charge by written notice to the other. If issues or disputes between EDS and USI cannot be resolved between the Executives in Charge, such disputes will be submitted to the USI Steering Committee for resolution. If the USI Steering Committee is unable to resolve the dispute, full authority for resolution will reside in the Presidents of the Parties.

5. MASTER SERVICE AGREEMENT BETWEEN GM AND EDS. The Master Service Agreement between EDS and General Motors Corporation dated June 7, 1996 (the "MSA") describes in Exhibit C thereto a scope of services which GM has agreed to obtain from EDS ("MSA Services"). EDS and USI hereby acknowledge that EDS will continue to contract with GM for MSA Services.

     (a) When EDS requests in writing that USI perform MSA Services as a subcontractor to EDS, USI will perform such services on behalf of EDS pursuant to the terms of the MSA, except as may otherwise be agreed in writing by the Parties. The details of those subcontracted activities (such as description of services, timing and pricing) will be documented in a written agreement between EDS and USI.

     (b) USI will comply with and enjoy the benefit of all then-current terms and conditions included in the MSA and then-current policies and interpretations agreed to between GM and EDS in its performance of MSA Services, unless otherwise agreed to between EDS and USI.

     (c) The Unigraphics Software Corporate License Agreement between General Motors Corporation and EDS, effective as of July 1, 1996 (the "UCL"), is a current Service Agreement under the MSA. Under the UCL, EDS is obligated to provide up to 10,000 "Concurrent Use Copies" (as defined in the UCL) of "Unigraphics Software," a sub-set of the then-current commercial products offered by the Unigraphics division of EDS. Exhibit A to the UCL sets forth a list of the then-current Unigraphics commercial product offerings and identifies by module name the maximum number of each Unigraphics Software module to be provided under the UCL.

         (i) EDS will retain management of the UCL and will be the contracting party for any additional services under the UCL, unless otherwise agreed by EDS and USI. Additional USI Product and service offerings to be provided under the UCL will be defined, priced and packaged jointly by EDS and USI. USI will perform UCL-related obligations and receive the ongoing services revenues under the UCL to be identified by EDS and USI under separate cover.

         (ii) EDS will track novation agreements signed by GM Eligible Subsidiaries (as defined in the UCL). Notwithstanding anything to the contrary set forth in the Contribution, Assignment and Assumption Agreement dated January 1, 1998 between EDS and USI, EDS will retain responsibility for payment of all third party royalties with respect to Unigraphics Software provided under the UCL.
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         (iii)  EDS will identify by server, and retain for EDS' internal use on the EDS GM account at no charge, all copies of USI Products previously furnished to EDS and currently used by EDS. EDS will execute a USI Software License Evaluation Agreement to govern such usage. EDS will purchase any USI Products in addition to the USI Products covered above for EDS' use on the GM account at the then current GM prices for licenses and maintenance, or at prices as otherwise agreed to by EDS and USI.

6.   SERVICES TO GM BY USI OR EDS OUTSIDE THE SCOPE OF THE MSA.

     (a) EDS has numerous existing agreements within GM under which EDS provides products and/or services outside the scope of the MSA. Certain of those agreements involve the provision of USI Products and services and, as mutually agreed by the Parties, will be performed by USI, with USI receiving the associated revenue. USI agrees that, with regard to its performance of EDS' obligations under each such agreement, it will perform such obligations for the balance of the applicable agreement term and, to the extent associated EDS personnel have been transferred to USI, will, for continuity, use the transferred EDS personnel for the balance of the applicable agreement term. EDS and USI will meet to agree about any aspects of ongoing performance under agreements with GM for services outside the scope of the MSA that have not been so allocated as of the date of this MOU. Existing agreements between EDS and GM that have not been so allocated will continue to be performed by EDS until such time as the contracts terminate or other alternative arrangements may be mutually agreed between EDS and USI.

     (b) As to non-MSA business opportunities arising after January 1, 1998, the Executives in Charge will discuss the nature of the services. Interpretation as to whether or not a GM request for service is an MSA Service or is outside the scope of the MSA will be made by EDS, provided that EDS agrees to consult with the USI Executive in Charge. Except as otherwise provided in this MOU, USI will have a direct relationship with GM as to non-MSA business involving USI Products and services and will solicit non-MSA business directly from GM. USI will enter into agreements and other business arrangements directly with GM for provision of such USI Products and services. USI will have sole responsibility for the billing and collection of such non-MSA revenue from GM, unless otherwise agreed by the EDS and USI Executives in Charge.

7. TEAMING ON NEW BUSINESS ACTIVITIES FOR GM. With respect to those additional or new business opportunities with GM on which EDS and USI desire to work together, whether MSA Services or services outside the scope of the MSA (such opportunities being referred to as "New Business Activities"), EDS and USI will work together as follows.

     (a) The Executives in Charge will be the primary point of contact for each in dealing with the other with respect to New Business Activities with GM on which the Parties have decided to team. Each Executive in Charge will have the authority and power to make decisions with respect to actions to be taken by EDS or USI, as appropriate, in connection with New Business Activities.

     (b) New Business Activities will be conducted on a project-by-project basis, and any definitive written agreement related to the particular project will address such issues as the scope,
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structure, timing and price of the USI Products and/or services to be provided and the respective responsibilities of the Parties. If EDS and USI deem it appropriate, they may enter into one or more teaming agreements pursuant to which they will cooperate in submitting bids for identifiable projects and in which their roles with respect to the USI Products and/or services to be provided will be agreed upon, such as designation of the prime contractor and subcontractor for the project. If the USI Products and/or services to be provided are MSA Services, EDS will be the prime contractor. If the USI Products and/or services are not MSA Services, then USI will be the prime contractor unless the Executives in Charge determine to vary their roles depending upon the particular New Business Activity undertaken in the particular project. If the USI Products and/or services to be provided are mixed (both MSA and non-MSA), then EDS will provide the MSA Services, USI will provide the non-MSA Services, and the designation as prime contractor will be as mutually agreed by the EDS and USI Executives in Charge.

     (c) EDS and USI will each exert reasonable efforts to produce a proposal which will identify the prime contractor for a project and the acceptance of the corresponding subcontractor for the project, and each will continue to work toward this objective through any and all negotiations concerning a request for proposal and subsequent contract negotiations if EDS and USI's proposal is accepted.

     IN WITNESS WHEREOF, each party has caused its duly authorized representative to sign and deliver this MOU, all as of its effective date.


ELECTRONIC DATA SYSTEMS                      UNIGRAPHICS SOLUTIONS INC.
CORPORATION



By: /s/ D. Gilbert Friedlander               By: /s/ John Mazzola
    -----------------------------                -----------------------------
    Name:  D. Gilbert Friedlander                Name:  John Mazzola
    Title: Senior Vice President                 Title: President